UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2020

REDWOOD GREEN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56155	82-5051728
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

866 Navajo St., Denver, CO	80204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-416-7208

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

Redwood Green Corp. (the “Company”) has entered into an employment agreement dated July 20, 2020 (the “Employment Agreement”) with its new Chief Executive Officer, Christopher A. Hansen (the “Executive”). In connection with the Employment Agreement, the Company issued 500,000 Restricted Stock Units (“RSUs”) under the Company’s Stock Incentive Plan (the “Plan”), which shall vest if he remains continuously employed by the Company under March 31, 2021, unless they sooner vest pursuant to the terms of the Employment Agreement. See Item 5.02(c) below.

The Employment Period for the Executive’s employment will be until March 31, 2021 and shall only be renewed on mutually agreed terms in writing for an additional six months. The Employment Agreement provides for initial base cash compensation (“Base Salary”) at an annual rate of $300,000 in equal periodic installments according to payroll.

In addition to the Base Salary, the Executive shall be eligible to receive a targeted annual incentive bonus each calendar year, pro rata to the length of employment, based upon achievement of performance goals of the Executive and corporate achievements of the Company, as determined in the sole discretion of the Compensation Committee of the Company (the “Compensation Committee”), upon consultation with a compensation consultant. The performance goals will establish threshold, target and maximum performance levels ranging from 0% to 20% of Base Salary. It will be settled upon the issuance of additional RSUs to the Executive. The number of RSUs granted on each award date shall equal the number of shares of common stock of the Employer that have a Fair Market Value on the date of grant equal to that percentage of Base Salary resulting from the Compensation Committee’s determination of the annual performance goals, prorated to length of service. The RSUs shall be subject to the terms of a Restricted Stock Unit Agreement granted under and subject to the Plan. In all events the RSUs shall vest on the first anniversary of the award date, as long as Executive remains continuously employed by Employer during such one-year period, and provided further, that any unvested RSUs that arise due to a separation of Executive’s employment with the Employer prior to the expiration of the Term, shall vest upon the Executive’s death, the termination of the Executive’s employment on account of Disability, termination by the Employer other than For Cause, or termination by the Executive for Good Reason, or upon a Change of Control, to the extent and as set forth in Section 5.2 of the Employment Agreement. Subject to the Compensation Committee’s determination of the achievement of the performance goals, the annual incentive bonus for a calendar year shall be earned if the Executive’s employment or service continues under an Agreement renewal until December 31 of that year.

The foregoing description of the Employment Agreement is qualified by reference to the text of the Employment Agreement, filed as Exhibit 10.1 to this Current Report.

Item 1.02 Termination of a Material Definitive Agreement.

The Company entered into a Separation and Consulting Agreement (the “Separation Agreement”) dated February 26, 2020, which was terminated through a Termination Agreement dated July 20, 2020.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Election of Officer and Director

Effective as of July 20, 2020, the Board elected Christopher A. Hansen as Chief Executive Officer. Mr. Hansen will not serve on the Company’s Board of Directors.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated July 20, 2020 between the Company and Christopher A. Hansen
10.2	Termination of Separation and Consulting Agreement dated July 20, 2020 between the Company and Christopher A. Hansen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redwood Green Corp.

/s/ Blair Mullin
Blair Mullin
CFO, Principal Accounting Officer

Date: July 21, 2020

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